Exhibit 3.2

FORM OF AMENDED AND RESTATED BYLAWS
OF
INLAND CORE ASSETS REAL ESTATE TRUST, INC.

EFFECTIVE AS OF                                   , 2011

ARTICLE I
OFFICES

SECTION 1.           PRINCIPAL OFFICE/RESIDENT AGENT.  The address of the principal office of the corporation in the State of Maryland is c/o the Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.  The name of the corporation’s resident agent at this address is The Corporation Trust Incorporated.  The corporation reserves the power to change its principal office and resident agent at any time.

SECTION 2.           OTHER OFFICES.  The corporation may have additional offices, including its principal executive office, at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 1.           ANNUAL MEETING.  Annual meetings of stockholders shall be held on the day and time as the board of directors may determine; provided, however, that the annual meeting of stockholders shall not be held less than thirty (30) days after delivery of the annual report to stockholders.  The purpose of each annual meeting of the stockholders is to elect directors of the corporation and to transact any other business as may properly come before the meeting.  Subject to Section 9(a) of this Article II, any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice of meeting, except such business as is specifically required by applicable law to be stated in the notice of meeting.

SECTION 2.           SPECIAL MEETINGS.  Special meetings of the stockholders may be called by the chairman of the board, the chief executive officer, the president, a majority of the directors or a majority of the independent directors.  Any such special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, the chief executive officer, the president, the directors or the independent directors, whoever has called the meeting.  Special meetings of stockholders shall also be called by the secretary of the corporation to act on any matter that may properly be considered at a meeting of stockholders upon written request (which request shall state the purpose of the meeting and the matters to be acted upon) of stockholders holding in the aggregate not less than ten percent (10.0%) of the outstanding shares of the common stock of the corporation entitled to vote on such matter at such meeting.  Upon receipt of such a written request, the secretary of the corporation shall inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of such meeting; and upon payment of these costs to the corporation, the secretary shall provide each stockholder entitled to notice of the meeting with written notice, either in person or by mail, of that meeting and the purpose of that meeting not less than fifteen (15) nor more than sixty (60) days prior to the date of the meeting.  Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, the meeting shall be held at a time and place convenient to the stockholders.  Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 3.           PLACE OF MEETINGS.  Meetings of stockholders shall be held at the principal executive office of the corporation or at any other place as shall be set in accordance with these bylaws and stated in the notice of meeting.

SECTION 4.           NOTICE OF MEETINGS.  Except as otherwise provided in Section 2 of this Article II, not less than ten (10) nor more than ninety (90) days before the date of every stockholders’ meeting, the secretary shall give to each stockholder entitled to vote at the meeting, and to each stockholder not entitled to vote who is entitled to notice of a meeting, a notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail, by presenting it to him or her personally, by leaving it at his or her residence or usual place of business or by transmittal to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.  If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post-office address as it appears on the records of the corporation, with postage thereon prepaid. The corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any meeting.

The corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 9(c)(3) of this Article II) of such postponement or cancellation prior to the meeting.  Notice of the date to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this section.

SECTION 5.           QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS.  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast at least fifty percent (50%) of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; provided, however, that this section shall not affect any requirement under the applicable law or under the charter for the vote necessary for the approval of any matter.   If, however, a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date, without notice other than announcement at the meeting, until a quorum shall be present or represented.   At an adjourned meeting at which a

quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Meetings of the stockholders shall be presided over by the chairman of the board, or in his or her absence by the chief executive officer, or in his or her absence by the president, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors or in the absence of such designation, by a chairman chosen at the meeting by the vote of a majority of the votes cast by stockholders present in person or by proxy.  The secretary of the corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any individual to act as secretary of the meeting.  The order of business and all other matters or procedure at all meetings of the stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 6.           VOTING.  The holders of a majority of the shares of common stock of the corporation present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the board of directors, vote to elect a director. Each share of common stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by applicable law or by the charter. Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot.

SECTION 7.           PROXIES; VOTING OF SHARES OF CERTAIN HOLDERS.  A holder of record of shares of stock of the corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law.   The proxy or evidence of authorization of the proxy shall be filed with the secretary of the corporation before or at the meeting.  No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. Stockholders having voting power shall not be entitled to exercise cumulative voting rights.

Any shares registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, a manager or a trustee thereof, as the case may be, or by a proxy appointed by any of the foregoing individuals, unless some other person, who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or an agreement of the partners of the partnership or by the manager of the limited liability company, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares registered in his or her name in the capacity of fiduciary or trustee, either in person or by proxy.

The board of directors may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth: the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the directors consider necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

SECTION 8.           ACTION WITHOUT A MEETING.  Unless the charter requires otherwise, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing or by electronic transmission, setting forth the action, is given by all the stockholders entitled to vote on the subject matter thereof and the consent and waiver are filed with the records of stockholders meetings.

SECTION 9.          NOMINATIONS AND STOCKHOLDER BUSINESS.

(a)           Annual Meetings of Stockholders.

(1)           Nominations of individuals for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (A) pursuant to the corporation’s notice of meeting; (B) by or at the direction of the board of directors; or (C) by any stockholder of the corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 9(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who complied with this Section 9(a).

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for action by the stockholders To be timely, a stockholder’s notice shall set forth all information required under this Section 9 and shall be delivered to the secretary at the principal executive offices of the corporation not later than 5:00 p.m., Central Time, on the ninetieth (90th) day nor earlier than 5:00 p.m., Central Time, on the one hundred and twentieth (120th) day prior to the first anniversary of the date of the proxy statement (as defined in Section 9(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the first anniversary of the date of the preceding year’s annual meeting or if the corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 5:00 p.m., Central Time, on the one hundred and twentieth (120th) day prior to the annual meeting and not later than 5:00 p.m., Central Time, on the later of the ninetieth (90th) day prior to the annual meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting is first made by the corporation.   In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for giving of a stockholder’s notice as described above.  The stockholder’s notice shall set forth: (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,  (A) the class, series and number of all shares of stock or other securities of the corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person and the date on which each such Company Security was acquired and the investment intent of such acquisition, (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person; (iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (2) of this Section 9(a) and any Proposed Nominee, (A) the name and address of the stockholder, as they appear on the corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(3)           Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation in connection with service or action as a director that has not been disclosed to the corporation and (b) will serve as a director of the corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the corporation are listed or over-the-counter market on which any securities of the corporation are traded).

(4)           Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least one hundred (100) days prior to the first anniversary of the date of the proxy statement (as defined in Section 9(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 9(a) shall also be considered timely, but only with respect to nominees for any new positions created by the increase, if it shall be delivered to the secretary at the principal executive office of the corporation not later than 5:00 p.m., Central Time, on the tenth (10th) day following the day on which the public announcement is first made by the corporation.

(5)           For purposes of this Section 9, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of individuals for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected only:  (i) by or at the direction of the board of directors; or (ii) provided that the special meeting has been called in accordance with Section 2 of this Article II for the purpose of electing directors, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9(b) and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complied with the notice procedures set forth in this Section 9(b).  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate an individual or individuals (as the case may be) for election to such position as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 9 shall be delivered to the secretary at the principal executive office of the corporation not earlier than the 120th day prior to the special meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to the special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at the meeting.  In no event shall the public announcement of a postponement of adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(c)           General.

(1)           If information submitted pursuant to this Section 9 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 9.  Any such stockholder shall notify the corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in such information.  Upon written request by the secretary or the board of directors, any such stockholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the board of directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 9, and

(B) a written update of any information (including, if requested by the corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 9 as of an earlier date.  If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 9.

(2)           Only the individuals who are nominated in accordance with this Section 9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 9.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 9.

(3)           For purposes of this Section 9, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.  “Public announcement” shall mean disclosure in a press release prepared by or on behalf of the corporation and reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(4)           Notwithstanding the foregoing provisions of Section 9, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.  Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in or the right of the corporation to omit a proposal from any of the corporation’s proxy statements pursuant to Rule 14a-8 under the Exchange Act.  Nothing in this Section 9 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

SECTION 10.         INSPECTORS OF ELECTION.  The board of directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto.  The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at the meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 11.         CONTROL SHARE ACQUISITION ACT.  Notwithstanding any other provision of the charter of the corporation or these bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the corporation.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III
DIRECTORS

SECTION 1.           GENERAL POWERS.  The business and affairs of the corporation shall be managed by its board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these bylaws conferred upon or reserved to the stockholders.

SECTION 2.           NUMBER, TENURE AND QUALIFICATIONS.  By vote of a majority of the entire board of directors, the number of directors may be established or increased or decreased from time to time, provided that the number of directors may not exceed eleven (11) nor be less than three (3), and provided further that the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board of directors.   Until the first annual meeting of stockholders and until successors are duly elected and qualify, the board of directors shall consist of the individuals named as such in the charter.  At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are duly elected and qualify.  Directors need not be stockholders in the corporation.

SECTION 3.           RESIGNATION AND REMOVAL.  Any director may resign at any time by delivering his or her resignation to the board of directors or to the chief executive officer or president.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  The stockholders may remove any director with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally in the election of directors in the manner provided in the charter.

SECTION 4.           FILLING OF VACANCIES.  If for any reason any or all the directors cease to be directors, such event shall not terminate the corporation or affect these bylaws or the powers of the remaining directors hereunder.  Any vacancy on the board of directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum; any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors; and any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.  Vacancies resulting from the removal of a director by the stockholders may also be filled by the stockholders by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally in the election of directors; and any individual so elected as director shall serve for the balance of the term of the removed director.  Independent directors shall nominate replacements for vacancies among the independent directors’ positions.

SECTION 5.           ANNUAL MEETING.  An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary.  Regular meetings of the board of directors may be held without notice at the time and place as shall from time to time be determined by the board of directors.

SECTION 6.           SPECIAL MEETING.  Special meetings of the board of directors may be called at any time by or at the request of the chairman of the board, the president or a majority of directors then in office.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without of the State of Maryland, as the place for holding any special meeting of the board of directors called by them.

SECTION 7.           PLACE OF MEETINGS.  Meetings of the board of directors, regular or special, may be held at any place within or without of the State of Maryland as the board of directors may from time to time determine.

SECTION 8.           NOTICE OF MEETINGS.  Notice of any meeting shall be given to each director unless the requirement of notice is waived in writing or by electronic transmission, prior to or at the time of the meeting, by the director entitled to notice of the meeting.  Notice of special meetings shall be delivered personally or by telephone, facsimile transmission, electronic mail, United States mail or overnight courier.  Notice by personal delivery, telephone, facsimile transmission or electronic mail shall be given at least twenty-four (24) hours prior to the meeting.  Notice by United States mail shall be given at least three (3) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by overnight courier shall be given at least two (2) days prior to the meeting and shall be deemed to be given when presented to the overnight courier properly addressed for delivery to the director.  Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she or his or her agent is a party.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the notice to the number provided to the corporation by the director and printing of a transmission confirmation from the facsimile machine.  Electronic mail notice shall be deemed given upon completion of the transmission of the notice to the electronic mail address provided to the corporation by the director.

SECTION 9.           ATTENDANCE BY TELEPHONE.  Directors may participate in meetings of the board of directors or of any committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear and speak to one another at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 10.         QUORUM AND MANNER OF ACTING; ADJOURNMENT.  At all meetings of the board of directors a majority of the entire board of directors shall constitute a quorum for the transaction of business, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the corporation or these bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.  The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.  The action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these bylaws.   If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these bylaws.

SECTION 11.         ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by all members of the board of directors or of the committee, as the case may be, and the consent is filed with the minutes of proceedings of the board of directors or the committee.

SECTION 12.         CHAIRMAN OF THE BOARD.  The chairman of the board shall preside at all meetings of the board of directors, and at all stockholders’ meetings, whether annual or special, at which he or she is present and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or her or as may be prescribed by these bylaws.  The chairman may execute for the corporation certificates for its shares and he or she may accomplish such execution either under or without the seal of the corporation, either individually or with the secretary, any assistant secretary or any officer thereunto authorized by the board of directors, according to the requirements of applicable law.  The chairman shall also communicate with stockholders regarding the operations of the corporation as provided in these bylaws or as otherwise deemed necessary by the board of directors.

SECTION 13.         ORGANIZATION.  At each meeting of the board of directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting.  In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting.  The secretary or, in his or her absence, an assistant secretary of the corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 13.         COMMITTEES.  The board of directors shall designate an audit committee.  At, or prior to, the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), for the corporation’s initial public offering, the audit committee shall consist of at least three (3) independent directors.  The audit committee must be comprised entirely of independent directors.  The audit committee shall govern itself in accordance with the terms of a charter which it shall adopt.  The board of directors may establish an executive committee and other committees composed of one or more directors, to serve at the pleasure of the board of directors, and may delegate to these committees any of the powers of the board of directors, except the power to recommend to the stockholders any action which requires stockholder approval, amend the bylaws or approve any merger or share exchange which does not require stockholder approval or as otherwise prohibited by law; provided, however, that it may delegate any decisions regarding transactions between the corporation, on the one hand, and the Sponsor, Business Manager or Real Estate Managers (each as defined in the charter) or their respective affiliates, on the other hand, to the independent directors or a committee thereof, all in accordance with the charter.  Each committee shall keep minutes of their respective proceedings and shall report to the board of directors at the meeting next succeeding. Notice of committee meetings shall be given in the same manner as notice for special meetings of the board of directors.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee.  The board of directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the board shall otherwise provide.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.  Subject to the provisions hereof, the board of directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

SECTION 14.         COMPENSATION OF DIRECTORS.  Independent directors shall each receive the sum of $20,000 per fiscal year as compensation for their services as directors of the corporation; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  In addition to the foregoing, the chairperson of any committee of the board, including any special committee, shall receive the sum of $5,000 per fiscal year as compensation for his or her services in such capacity.  Independent directors shall be reimbursed $1,000 for attendance at each in-person meeting of the board of directors or any committee of the board and $500 for each meeting of the board of directors or any committee of the board attended by telephone.  Directors shall be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the board of directors or of any committee thereof and for their expenses, if any, in connection with any other service or activity they performed or engaged in as directors of the corporation.

SECTION 15.         RELIANCE.  Each director, officer, employee and agent of the corporation shall, in the performance of his or her duties with respect to the corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the board of directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence

SECTION 16.         CERTAIN RIGHTS OF DIRECTORS.  The directors shall not be required to devote their full time to the affairs of the corporation.  Any director, officer, employee or agent of the corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the corporation.

SECTION 17.         RATIFICATION.  The board of directors or the stockholders may ratify and make binding on the corporation any action or inaction by the corporation or its officers to the extent that the board of directors or the stockholders could have originally authorized the matter.  Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the board of directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

SECTION 18.         EMERGENCY PROVISIONS.  Notwithstanding any other provision in the charter or these bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors under Article III of these bylaws cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the board of directors, (i) a meeting of the board of directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the board of directors during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire board of directors.

ARTICLE IV
NOTICES

SECTION 1.           ADDRESSES.  Notices to directors and stockholders shall be delivered to the directors or stockholders personally or to the address, facsimile number or electronic mail address appearing on the books of the corporation.  Every stockholder or transferee shall furnish the secretary of the corporation or its transfer agent with the address, facsimile number or electronic mail address to which the notice of meetings and all other notices may be delivered to such stockholder or transferee.

SECTION 2.           WAIVER OF NOTICE.  Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee of directors is required to be given under the provisions of applicable law or under the provisions of the charter or these bylaws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to the notice and filed with the records of the meeting, whether before or after the holding thereof, shall be deemed equivalent to the giving of notice to such persons.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by applicable law.  The actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee of directors in person, shall constitute a waiver of notice of the meeting, except where the person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V
OFFICERS

SECTION 1.           NUMBER.  The officers of the corporation shall be chosen by the board of directors and shall include a president, a secretary and a treasurer and may include a chief executive officer, a chief financial officer, a chief operating officer, one or more vice-presidents and one or more assistant secretaries and assistant treasurers.  Two or more offices, except those of president and vice-president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the charter or these bylaws to be executed, acknowledged or verified by two or more officers.

SECTION 2.           ELECTION AND TERM OF OFFICE.  The board of directors, at or prior to the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the corporation’s initial public offering, and after each annual meeting of stockholders, shall elect the officers of the corporation except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers.  Officers need not be members of the board of directors.  Each officer shall hold office until his or her successor is elected and qualifies or until death or removal or resignation in the manner hereinafter provided.  Election of an officer shall not of itself create contract rights between the corporation and the officer.

SECTION 3.           ADDITIONAL OFFICERS.  The board of directors may from time to time appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

SECTION 4.           COMPENSATION OF OFFICERS.  The compensation of all officers of the corporation shall be determined by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

SECTION 5.           REMOVAL AND RESIGNATION.  Any officer may be removed, with or without cause, by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but the removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Any officer of the corporation may resign at any time by delivering his or her resignation to the board of directors, the chairman of the board, the chief executive officer or the president.  Any resignation shall take effect at the time specified therein or, if not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the corporation.

SECTION 6.           FILLING OF VACANCIES.  If the office of any officer becomes vacant for any reason, the board of directors may fill the vacancy for the balance of the term.

SECTION 7.           CHIEF EXECUTIVE OFFICER.  The board of directors may designate a chief executive officer.  In the absence of a chief executive officer, the president shall be the chief executive officer of the corporation.  The chief executive officer shall have general responsibility for implementing the corporation’s policies, as determined by the board of directors, and for managing the business and affairs of the corporation. The chief executive officer may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

SECTION 8.           CHIEF FINANCIAL OFFICER.  The board of directors may designate a chief financial officer.  In the absence of a chief financial officer, the treasurer shall be the chief financial officer of the corporation.  The chief financial officer shall have the responsibilities and duties as determined by the board of directors or the chief executive officer.

SECTION 9.           CHIEF OPERATING OFFICER.  The board of directors may designate a chief operating officer.  In the absence of a chief operating officer, the president shall be the chief operating officer of the corporation.  The chief operating officer shall have the responsibilities and duties as determined by the board of directors or the chief executive officer.

SECTION 10.         PRESIDENT.  In the absence of a chief executive officer, the president shall be in charge of the business of the corporation subject to the direction and control of the board of directors; shall see that the resolutions and directions of the board of directors or its committees are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and in general, shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.  The president may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.  The president may vote all securities which the corporation is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.  Some or all of the duties of the president may be delegated to the chief executive officer or the chief operating officer, if either one exists.

SECTION 11.         VICE PRESIDENT.  The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his or her duties, as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her by the president or the board of directors.  In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of, and be subject to all the restrictions upon, the president.  The vice president (or each of them if there are more than one) may execute for the corporation, certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument or applicable law.  If there is more than one vice president, the president may identify the seniority of the vice presidents with designations as follows, the first having the highest seniority and seniority declining in order as named: executive vice president; vice president; and assistant vice president.

SECTION 12.         SECRETARY.  The secretary shall: (i) record the minutes of the stockholders and of the board of directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be, or appoint a, custodian of the corporate books and records and of the seal of the corporation; (iv) keep a register of the post-office address, facsimile number or electronic mail address of each stockholder which shall be furnished to the secretary by each stockholder; (v) sign with the chairman or vice chairman of the board of directors or the chief executive officer, the chief financial officer, the chief operating officer, the president or a vice president, certificates for the shares, the issue of which shall have been authorized by the board of directors, and sign with the chief executive officer, the president, a vice president or any other officer thereunto authorized by the board of directors any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the board of directors or these bylaws; (vi) have general charge of the stock transfer books of the corporation; and (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or the board of directors.

SECTION 13.         TREASURER.  The treasurer shall: (i) have charge of and be responsible for maintaining the books and records for the corporation; (ii) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or the board of directors.  In the absence of a chief financial officer, the treasurer shall be the chief financial officer of the corporation.  If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

SECTION 14.         ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The assistant secretaries and assistant treasurers shall perform such duties as shall be assigned to them by the board of directors.  If the secretary is unavailable, any assistant secretary may sign with the chief executive officer, the president, a vice president, or any other officer thereunto authorized by the board of directors, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the board of directors or these bylaws.  The assistant treasurers shall if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

ARTICLE VI
STOCK

SECTION 1.           SHARES WITHOUT CERTIFICATES.  Except as may be otherwise provided by the board of directors, stockholders of the corporation are not entitled to certificates representing the shares of stock held by them.  In the event that the corporation issues shares of stock without certificates, to the extent then required by the MGCL, the corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

SECTION 2.           SHARES WITH CERTIFICATES.  In the event that the corporation issues shares of stock represented by certificates, the certificates shall be in such form as prescribed by the board of directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the corporation in the manner permitted by the MGCL.

SECTION 3.           TRANSFERS.  All transfers of shares of stock shall be made on the books of the corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the board of directors or any officer of the corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the board of directors that such shares shall no longer be represented by certificates.  Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the corporation and all of the terms and conditions contained therein.

SECTION 4.           LOST CERTIFICATES.  Any officer of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost, mutilated or destroyed; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the board of directors has determined that such certificates may be issued.  Unless otherwise determined by an officer of the corporation, the owner of the stolen, lost, mutilated or destroyed certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give a bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

SECTION 5.           RECORD DATE.  The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose.  The date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring the determination of stockholders is to be taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than one hundred twenty (120) after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

SECTION 6.           REGISTERED OWNERS.  The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, any share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

SECTION 7.           FRACTIONAL SHARES.  The board of directors may, in its discretion, issue fractional shares of stock, on such terms and under such conditions as it may determine.

SECTION 8.           TRANSFER AGENTS AND REGISTRARS.  The board of directors may, in its discretion, appoint one or more responsible banks, trust companies or other persons or entities as the board of directors may deem necessary, appropriate or advisable, from time to time, to act as transfer agents and registrars of the capital stock of the corporation.  In the event of any such appointment, stock certificates issued by the corporation, if any, shall not be valid until countersigned by the transfer agent and registered by the registrar.

ARTICLE VII
INDEMNIFICATION AND INSURANCE

SECTION 1.           INDEMNIFICATION.  Subject to the limitations set forth in this Section 1, the corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director, officer, employee or agent of the corporation, including but not limited to the Business Manager and its directors, officers and employees or the Real Estate Managers and their respective directors, officers and employees (each as defined in the charter) and each of their affiliates and their respective directors, officers and employees (specifically excepting, however, any agents that (i) are not affiliates of the Business Manager or the Real Estate Managers and (ii) are parties to written agreements that limit, exclude or otherwise determine the indemnification to be provided by the corporation), and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director, officer or agent of the corporation and at the request of the corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.  The individuals referred to in clauses (a) and (b) of the preceding sentence are referred to herein individually as an “Indemnified Party,” and collectively as the “Indemnified Parties.”  The rights to indemnification and advance of expenses provided by the charter of the corporation and these bylaws shall vest immediately upon the election, appointment, employment or service of each Indemnified Party.  The corporation may, with the approval of the board of directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the corporation in any of the capacities described in (a) or (b) above.  Notwithstanding anything to the contrary contained in this Section 1, the corporation shall not indemnify any Indemnified Party unless (i) the board of directors has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the corporation; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the corporation; (iii) such liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party; and (iv) the indemnification is recoverable only out of the assets of the corporation and not from the stockholders.

The corporation shall not indemnify any Indemnified Party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnified Party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering their request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the corporation were offered and sold as to indemnification for violations of securities laws.

The corporation shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party, for or on behalf of the corporation; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the corporation, together with the applicable legal rate of interest thereon, in cases in which Indemnified Party is found not to be entitled to indemnification.

Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the bylaws or the charter inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding paragraphs with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 2.           INSURANCE.  The corporation shall have the power to purchase and maintain insurance on behalf of an Indemnified Party against any liability or loss asserted which was incurred in any such capacity with the corporation, or arising out of such status. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  The corporation shall also have the power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to the extent consistent with law and these bylaws.

ARTICLE VIII
GENERAL PROVISIONS

SECTION 1.           DIVIDENDS OR DISTRIBUTIONS.  Dividends or other distributions upon the capital stock of the corporation, subject to the provisions of applicable law and the charter may be authorized by the board of directors at any regular or special meeting.  Dividends or authorized distributions may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of applicable law and of the charter.

SECTION 2.           FUNDS FOR DIVIDENDS OR DISTRIBUTIONS.  Before paying any dividend or other distribution, the corporation may set aside out of any funds of the corporation available for dividends or other distributions, any sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or other distributions, for repairing or maintaining any property of the corporation, or for such other purpose as the directors determine, and the directors may modify or abolish any such reserve.

SECTION 3.           CONTRACTS.  The board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the corporation when authorized or ratified by action of the board of directors and executed by an authorized person.

SECTION 4.           CHECKS.  All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation shall be signed by an officer or officers as the board of directors may from time to time designate.

SECTION 5.           DEPOSITS.  All funds of the corporation not otherwise invested shall be deposited from time to time to the credit of the corporation as the board of directors, the chief executive officer, the chief financial officer or any other officer designated by the board of directors may designate.

SECTION 6.           FISCAL YEAR.  The fiscal and taxable years of the corporation shall begin on January 1st and end on December 31st.

SECTION 7.           SEAL.  The board of directors may authorize the adoption of a seal by the corporation.  The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Incorporated Maryland.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  Wherever the corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the corporation.

SECTION 8.           STOCK LEDGER.  The corporation shall maintain at its principal executive office an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder.  The stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

ARTICLE IX

AMENDMENTS

SECTION 1.           AMENDMENTS.  The board of directors shall have the exclusive power, by a majority vote of directors present at any regular meeting or at any special meeting to adopt, alter or repeal any provision of the bylaws of the corporation and to make new bylaws.